MODIFICATION AGREEMENT AND ALLONGE

This MODIFICATION AGREEMENT AND ALLONGE (the “Modification”) is made and entered into among SOUTHERN AIRWAYS PACIFIC, LLC, AND SOUTHERN AIRWAYS EXPRESS, LLC, each a Delaware limited liability company (individually and collectively, “Company”), [Holder] (“Holder”), and JGB COLLATERAL, LLC, as Agent.

Recitals

A. Company executed in favor of Holder a certain Debenture due June 30, 2031, originally issued by Company on June 30, 2026, in an aggregate stated original principal sum of $[______] (the “Debenture”).

B. Company and Holder desire to modify the Debenture as provided herein.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Holder hereby agree and amend and modify the Debenture as follows:

1. Definitions. Except as otherwise provided herein, terms defined in the Debenture shall have the same meaning when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

2. Modification of Debenture. The Debenture is hereby modified by adding the following legend at the top of the first page thereof:

This Debenture is subject to that certain Subordination and Intercreditor Agreement, dated as of August 10, 2026 (as the same may be amended, restated, amended and restated, supplemented, replaced, and/or otherwise modified in writing from time to time in accordance with its terms, the “Subordination Agreement”), to the extent, and in the manner, provided in the Subordination Agreement.

3. Attachment to Debenture. An original of this Modification shall be attached to the original Debenture as an allonge to the Debenture and made a part of the Debenture, provided, however, that failure to attach an original of this Modification as an allonge to the Debenture shall not impact the effectiveness of this Modification and this Modification shall nonetheless be valid, binding and enforceable.

4. Debenture Remains in Full Force and Effect. Except as expressly modified by this Modification, the Debenture and all Transaction Documents remain in full force and effect. All collateral securing the Debenture and other Transactions Documents shall continue to secure the Debenture, as modified, and the other Transaction Documents.

5. Transaction Document. The Debenture, as modified by this Modification, shall be a Transaction Document and all references in the Transaction Documents to the Debenture shall refer to the Debenture as modified by this Modification.

6. Integrated Agreement; Amendment. This Modification constitutes the entire agreement between Company and Holder concerning modification of the Debenture and may not be altered or amended except by written agreement signed by Company and Holder.

7. No Novation. This Modification is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Debenture as herein modified shall continue in full force and effect.

8. Counterparts. This Agreement may be executed in separate counterparts, all of which taken together shall constitute a single original instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first above written.

COMPANY:

SOUTHERN AIRWAYS PACIFIC, LLC

By: Southern Airways Corporation, its member

By:

Name:

Title:

SOUTHERN AIRWAYS EXPRESS, LLC

By: Southern Airways Corporation, its member

By:

Name:

Title:

HOLDER:

[HOLDER]

By:

Name:

Title:

ACCEPTED AND AGREED:

JGB COLLATERAL LLC, as Agent

By:

Name:

Title: